SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 26, 2014

Elephant Talk Communications Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30061	95-4557538
(State of other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants.

On March 26, 2014, BDO USA, LLP (“BDO”) informed Elephant Talk Communications Corp. (the “Company”) that it declined to stand for re-appointment as the Company’s independent registered public accounting firm in connection with the Company’s audit for the fiscal year ending December 31, 2014.

The reports of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2012 and December 31, 2013, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports for such periods.

During each of the two fiscal years ended December 31, 2012 and December 31, 2013, and in the subsequent interim period through March 31, 2014, there was no “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in the Company’s internal control over financial reporting, except as described below.

As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company concluded that material weaknesses existed in the Company’s internal control over financial reporting. The Company concluded that its internal control over financial reporting was not effective as of December 31, 2013, because of the existence of material weaknesses relating to accounting for complex transactions associated with business combinations, complex financial instruments, and income taxes and that its Board of Directors did not have an adequate number of independent Board members in order to have effective oversight of the Company’s internal control system. BDO’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013.

As previously reported by the Company in the Amendment to its Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the Securities and Exchange Commission (“SEC”) on November 13, 2013, the Company conducted an assessment of the effectiveness of its internal control over financial reporting as of June 30, 2013 and determined that there was a deficiency in the Company’s internal controls over financial reporting related to the accounting and valuation of financial instruments that constituted a material weakness. Based on this material weakness, the Company’s management concluded that the Company’s internal control over financial reporting was not effective as of June 30, 2013. This control deficiency resulted in a misstatement of the unaudited condensed interim financial statements and related financial disclosures for the three and six months ended June 30, 2013, and accordingly, the Company restated the unaudited condensed interim financial statements and related financial disclosures for the three and six months ended June 30, 2013.

In connection with the audit of the Company’s consolidated balance sheets of the Company as of December 31, 2012 and December 31, 2013, and the related consolidated statements of income and comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013 and BDO’s report dated March 31, 2014, BDO expressed an unqualified opinion thereon and included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

On March 31, 2014, the Company engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The engagement of Squar Milner by the Company was approved by the Audit and Finance Committee of the Company’s Board of Directors. During the fiscal years ended December 31, 2012 and December 31, 2013 and through the date of the Audit and Finance Committee's decision, the Company did not consult Squar Milner regarding either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K.

The Company’s management has discussed the material weaknesses identified with BDO and BDO’s going concern explanatory paragraph. In addition, the Company has authorized BDO to respond fully to the inquiries of Squar Milner regarding all matters disclosed herein.

The Company has provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”), stating whether it agrees with the statements made herein and if not, stating in what respects it does not agree. A copy of such letter, dated March 31, 2014, furnished by BDO, is filed as exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

(d) Exhibits

Exhibits No.	Description
16.1	Letter dated, March 31, 2014, from BDO USA, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel